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                               **PRESS RELEASE**




                        GREATER ATLANTIC FINANCIAL CORP.


Contact:
Carroll E. Amos
President and Chief Executive Officer
(703) 391-1300


              GREATER ATLANTIC FINANCIAL CORP. AGREES TO MERGE WITH
                          SUMMIT FINANCIAL GROUP, INC.


         Reston, VA; June 10, 2008. Greater Atlantic Financial Corp. ("GAFC") (Pink Sheets: "GAFC.PK"), the holding company for Greater Atlantic Bank ("GAB"), announced today that it and Summit Financial Group, Inc. ("Summit") (Nasdaq Capital Market: "SMMF") have entered into a new definitive agreement for GAFC to merge with and into Summit. As previously announced, GAFC and Summit had entered into a definitive merger agreement on April 12, 2007, but GAFC received notice from Summit in April of this year that Summit had exercised its right to terminate that agreement.

         Under the terms of the merger agreement, each holder of a share of GAFC common stock is entitled to receive, subject to the limitations and adjustments set forth in the merger agreement, the number of shares of Summit common stock equal to $4.00 divided by the average closing price of Summit's common stock as reported on the NASDAQ Capital Market for the twenty (20) trading days before the closing of the merger. In no event will each share of GAFC common stock be exchanged for more than 0.328625 of a share of Summit common stock. If, at closing, GAFC's shareholders' equity, adjusted to exclude accumulated other comprehensive income or loss and the effect of removing the benefit of net operating loss carryforwards from the net deferred tax assets, is less than $4,213,617 (which equals GAFC's shareholders' equity at March 31, 2008), then the aggregate value of the merger consideration will be reduced one dollar for each dollar that GAFC's adjusted shareholders' equity is less than $4,213,617. For purposes of determining GAFC's adjusted shareholders' equity at closing, GAFC's shareholders' equity at closing shall be increased by the actual monthly operating losses, up to $250,000 per month, incurred by GAFC after March 31, 2008 and before September 1, 2008, the fees accrued or paid to GAFC's financial advisor, and the fees accrued or paid to GAFC's legal counsel up to $150,000.

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         The preceding example is subject to numerous assumptions and uncertainties, including, without limitation, the level of GAFC's future shareholders' equity. There can be no guarantee that a GAFC shareholder will receive such value in the merger.

         Under the terms of the merger agreement, Summit has agreed to assume all of GAFC's obligations under its outstanding convertible trust preferred securities.

         In addition to the receipt of GAFC shareholder and customary regulatory approvals, and other customary closing conditions, the completion of the merger is conditioned on GAB having core deposits (generally all deposits except municipal, wholesale and brokered deposits) of at least $144.0 million as of closing . At May 31, 2008, GAB's core deposits were approximately $180.8 million.

         The completion of the merger is also conditioned on (a) GAFC and GAB having the following minimum regulatory capital ratios: Tier 1 (core) capital equal to 4.0%, Tier 1 risk-based capital equal to 4.0% and total risk-based capital equal to 8.0%, (b) GAB's maximum ratio of the sum of non-performing loans, other real estate owned and net loans charged off after March 31, 2008, to total consolidated assets shall not exceed 2.78%, and (c) GAFC's allowance for loan losses shall be adequate in accordance with generally accepted accounting principles and applicable regulatory guidance, as determined by Summit with the concurrence of GAFC's independent auditors.


         Summit and GAFC have each completed their due diligence.

         The merger is expected to be completed in the fourth calendar quarter of 2008, subject to regulatory and shareholder approvals. Following the merger, Summit intends to merge GAB with and into Summit Community Bank, with Summit Community Bank as the surviving institution.

         Kilpatrick Stockton LLP served as legal counsel to GAFC with respect to the merger. Sandler O'Neill & Partners, L.P acted as financial advisor to GAFC.

ABOUT THE COMPANIES

         Greater Atlantic Financial Corp. conducts its business operations through its wholly- owned subsidiary, Greater Atlantic Bank. GAB offers traditional banking services to customers through five branches located in Rockville, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.


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         Summit Financial Group, Inc., a financial holding company with total assets of $1.5 billion headquartered in Moorefield, West Virginia, operates fifteen banking locations through Summit Community Bank, headquartered in Moorefield, West Virginia. Summit Financial Group also operates Summit Insurance Services, LLC. in Moorefield, West Virginia.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

         This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, but statements based on GAFC's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

         Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to GAFC's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government, that would have a material adverse effect on GAFC's financial condition or results of operations, or both; legislative and regulatory changes that would have a material adverse effect on GAFC's financial condition or results of operations, or both; the failure to obtain required shareholder and regulatory approvals; the ability of Summit and GAFC to consummate the merger; the ability of Summit to successfully integrate the operations of GAFC if the merger is completed; and other factors disclosed periodically in GAFC's filings with the Securities and Exchange Commission (the "SEC").

         Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by GAFC or on its behalf. GAFC assumes no obligation to update any forward-looking statements.


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OTHER INFORMATION

         Summit Financial Group, Inc. will file a registration statement containing a prospectus-proxy statement that will be sent to shareholders of Greater Atlantic Financial Corp., and other relevant documents concerning the proposed merger, with the SEC. WE URGE SHAREHOLDERS TO READ THE PROSPECTUS-PROXY STATEMENT TO BE SENT TO THEM, AND ANY OTHER RELEVANT DOCUMENTS FILED BY SFG AND GAFC WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

         Investors are able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents that Summit Financial Group, Inc. files with the SEC are available free of charge from SFG, 300 North Main Street, P.O. Box 179, Moorefield, West Virginia 26836. Documents that Greater Atlantic Financial Corp. files with the SEC are available free of charge from GAFC, 10700 Parkridge Boulevard, Suite P50, Reston, Virginia 20191.

         The directors, executive officers, and certain other members of management of GAFC may be deemed to be soliciting proxies in favor of the proposed merger from the shareholders of GAFC. For information about these directors, executive officers, and other members of management, shareholders should refer to the most recent proxy statement that GAFC has filed with the SEC, which is available on the SEC's web site or at GAFC's address set forth in the preceding paragraph.